Exhibit 5.1

12531 HIGH BLUFF DRIVE SUITE 100 SAN DIEGO CALIFORNIA 92130-2040 TELEPHONE: 858.720.5100 FACSIMILE: 858.720.5125 WWW.MOFO.COM

MORRISON & FOERSTER LLP

NEW YORK, SAN FRANCISCO,

LOS ANGELES, PALO ALTO,

SAN DIEGO, WASHINGTON, D.C.

DENVER, NORTHERN VIRGINIA,

ORANGE COUNTY, SACRAMENTO,

WALNUT CREEK, CENTURY CITY

TOKYO, LONDON, BEIJING,

SHANGHAI, HONG KONG,

SINGAPORE, BRUSSELS

November 20, 2006

Catcher Holdings, Inc.

39526 Charlestown Pike

Hamilton, VA 20158-3322

Ladies and Gentlemen:

At your request we have examined the Registration Statement on Form SB-2 (File No. 333-133579) of Catcher Holdings, Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission, as amended by Amendment No. 1 thereto filed on June 16, 2006, Amendment No. 2 thereto filed on August 15, 2006, Amendment No. 3 thereto filed on October 10, 2006 and Amendment No. 4 thereto to be filed on or about the date hereof (collectively, the “Registration Statement”), related to the registration under the Securities Act of 1933, as amended, of (i) 5,464,157 currently outstanding shares (the “Outstanding Shares”) of the Company’s common stock, $0.001 par value per share, and (ii) 2,874,135 shares (the “Warrant Shares”) of the Company’s common stock, $0.001 par value per share, issuable upon the exercise of common stock purchase warrants (the “Warrants”). The Shares may be sold to the public by the selling stockholders identified in the prospectus constituting a part of the Registration Statement.

As counsel to the Company, we have examined the proceedings taken by the Company in connection with the issuance by the Company of the Outstanding Shares and the authorization for issuance of the Warrant Shares.

We are of the opinion that (i) the Outstanding Shares have been duly authorized and legally issued and are fully paid and nonassessable, and (ii) the Warrant Shares have been duly authorized and, upon exercise of the Warrants pursuant to their terms, will be legally issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the prospectus constituting a part thereof and any supplements and amendments thereto.

Very truly yours,

/s/ Morrison & Foerster LLP